T3E-2
LETTER OF INSTRUCTION
TO EXCHANGE ALL
4% SUBORDINATED NOTES DUE 2019 (THE “OLD NOTES”)
FOR
7% NOTES DUE 2021 (THE “NEW NOTES”)
OF
IMH FINANCIAL CORPORATION
_____________________________________________________________________________
Pursuant to the Exchange Offer described below and in the Offering Memorandum dated [●], 2018
___________________________________________________________________

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2018, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). HOLDERS MUST VALIDLY TENDER THEIR OLD NOTES - BY SUBMITTING THE ELECTION FORM INCLUDED BELOW - PRIOR TO THE EXPIRATION TIME TO BE ELIGIBLE TO RECEIVE THE NEW NOTES. TENDERS OF OLD NOTES MAY BE WITHDRAWN BY THE BUSINESS DAY PRIOR TO THE EXPIRATION TIME AND AS OTHERWISE PROVIDED IN THE OFFERING MEMORANDUM.

The Exchange Agent for the Exchange Offer is: U.S. Bank National Association

DELIVERY INSTRUCTIONS
US Bank Corporate Trust Services ATTN: Corporate Actions 111 Fillmore Ave E Saint Paul, MN 55107 Fax: 651-466-7372 For information call: 800-934-6802 .
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF THIS LETTER OF INSTRUCTION AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE

ELECTION AND RISK OF HOLDERS. THE INSTRUCTIONS ACCOMPANYING THIS LETTER SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF INSTRUCTION IS COMPLETED.

This Letter of Instruction is to be completed by holders of 4% Subordinated Notes due 2019 (the “Old Notes”) of IMH Financial Corporation (the “Company”) who elect to tender such Old Notes in exchange for 7% Notes due 2021 (the “New Notes”) of the Company at an exchange ratio of $1,000 principal amount of Old Notes tendered for $1,000 principal amount of New Notes (the “Exchange Offer”). Pursuant to the Exchange Offer, the Company will issue up to $10,162,000 principal amount of New Notes in exchange for up to $10,162,000 principal amount of Old Notes. The Exchange Offer is open to holders of Old Notes as further described in the Offering Memorandum dated [●], 2018 relating to the Exchange Offer (the “Offering Memorandum”).

If you elect to participate in the Exchange Offer and believe that any part of the account information listed above on this Letter of Instruction is incorrect (such as, but not limited to, the number of eligible shares and account name), please contact the Exchange Agent at 800-934-6802 immediately in order that the Company can further investigate.

In making your decision as to whether to participate in the Exchange Offer, you may rely only on the representations made in the Offering Memorandum and the documents incorporated by reference therein. No person is authorized to provide you with any additional or different information, and if given or made, you may not rely on any such additional or different information.

No offer to exchange is being made to, nor will tenders of Old Notes be accepted from or on behalf of, persons in any jurisdiction in which the making or acceptance of any offer to exchange would not be in compliance of the laws of such jurisdiction.

HOLDER ELECTION FORM

INSTRUCTION TO TENDER OLD NOTES
Aggregate Principal Amount of Notes to be Tendered1 (Insert in box below)

1.	Old Notes can only be tendered in increments of $100 principal amount.
Special Instructions for Tax-Qualified Accounts
The trustee or custodian for certain tax-qualified accounts may have restrictions on the type of securities or property that can be held in the account. These restrictions may include subordinated debt or non-traditional instruments such as the New Notes. If you want to participate in the Exchange Offer and you hold your shares in a tax-qualified account such as an IRA and either your custodian will not or cannot consent, you may be able to move your shares to a new tax-qualified account with a new custodian and participate in the offering in that account. In such a case, the Company may be able to refer you to an alternate custodian. You may call the Company at 480-840-8400 for information on potential alternate custodians. If you want to participate in the Exchange Offer and you hold your Old Notes in a tax-qualified account, you should consult with your existing custodian and act quickly to determine through which account you will act. To establish a new account with the new custodian can take a significant amount of time.
You will also be required to fill out and return to the custodian the attached Beneficial Owner Election Form in addition to this Letter of Instruction.

HOLDER AGREEMENTS
Capitalized terms used in the acknowledgements and agreements below and not otherwise defined will have the meanings given in the Offering Memorandum.

By acceptance of a New Note or beneficial interest therein, each holder of Old Notes acknowledges and agrees as follows: [Please evidence your acknowledgement and agreement by signing the OLD NOTE HOLDER SIGNATURE PAGE below]

●	The New Notes are not secured by any property or assets of the Company and are not convertible into any other securities.

●
The New Notes are subordinate to future senior obligations of the Company on terms described in the Offering Memorandum under the heading “Description of the Notes- Subordination.” As described in that section, the Company may be restricted in its ability to make any payments on the New Notes while future senior obligations are outstanding. Without limitation of the above description, if for any reason the Company is in default of its obligations to make payments on any senior indebtedness, the Company will be unable to make payments on the New Notes.

●
An investment in the New Notes is highly risky. Certain of the risks involved are described in the Offering Memorandum under the heading “Risk Factors,” which risk factors the holder has read and understood.

●
The New Notes will be held in book entry form only and will be subject to transfer restrictions, as described in the Offering Memorandum under the heading “Description of the Notes-- Restrictions on Transfer,” including a requirement (a) that transfers can only be made to other holders of New Notes, as described in the Offering Memorandum, and not to transferees of such holders of New Notes and (b) for the consent of the Company to the transfer. A transfer will include a change of control of the holder.

IMPORTANT – OLD NOTE HOLDER SIGNATURE
Must be signed by holder(s) as name(s) appear(s) on the registration books of the Trustee. Signature below certifies that no language alterations have been made in any way to this Letter of Instruction. If signature is by trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. If the Old Notes are held through a financial intermediary custodial account, the custodian of record must also sign in its authorized capacity. If the holders of the Old Notes tendered hereby are registered in the records of the Exchange Agent in the names of two or more joint owners, all such owners must sign this Letter of Instruction. See Instruction 7.

Dated ________________________

Sign Here
(Signature(s) of Owner(s))

Name(s)
(Please Print)

Capacity
(See Instruction 7)

Address

Area Code & Telephone No.

Email Address Custodian (if applicable) Signature: Printed Name: Date:

(Complete the Form W-9 contained herein. See Instruction 12.)

Ladies and Gentlemen:
The Old Note holder whose signature(s) appear(s) hereon (the “Holder”) hereby tenders to IMH Financial Corporation, a Delaware corporation (the “Company”), 4% Subordinated Notes due April 28, 2019 (the “Old Notes”) of the Company as indicated in the tables above entitled “Instruction to Tender Old Notes,” or the aggregate principal amount of the Old Notes you owned on [●], 2018 and continue to own on the date you sign this Letter of Instruction and on the date that such tenders are accepted, pursuant to the Company’s offer as contained in the Offering Memorandum dated [●], 2018 (the “Exchange Offer”), receipt of which is hereby acknowledged, and in this Letter of Instruction (which together constitute the “Offer”), in exchange for 7% Notes due [●], 2021 (the “New Notes”) on the basis of an exchange ratio of $1,000 principal amount of Old Notes tendered for $1,000 principal amount of New Notes as set forth in the Offering Memorandum. Capitalized terms not defined herein have the meanings set forth in the Offering Memorandum.
Upon the terms and subject to the conditions of the Exchange Offer, the Holder hereby instructs the U.S. Bank National Association (the “Exchange Agent”), to hold such Old Notes validly tendered and accepted in the Exchange Offer for the account of the Company pending issuance of the New Notes. The Holder acknowledges that upon issuance of New Notes in exchange for Old Notes and the written instruction of the Company, all such tendered Old Notes will be cancelled.
Upon the terms and subject to the conditions of the Exchange Offer, the Holder hereby (i) sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby and (ii) waives any and all rights with respect to the Old Notes tendered and releases and discharges the Company from any and all claims Holder may have, now or in the future, arising out of or related to such Old Notes; effective upon the exchange of such Old Notes for New Notes pursuant to the Exchange Offer. The Holder hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the Holder (with full knowledge that such Exchange Agent also acts as the agent of the Company) with respect to such Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Old Notes or transfer ownership of such Old Notes on the account books maintained by the Exchange Agent, together in either case with all accompanying evidences of transfer and authenticity to or upon the order of the Company, and/or effect the cancellation thereof, upon receipt by the Exchange Agent as the Holder’s agent of the New Notes in the exchange ratio specified above for exchange and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.
The Holder hereby represents and warrants that the Holder has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby, and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the same are purchased by the Company. The Holder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Holder and every obligation of the Holder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Holder. This tender may be withdrawn as provided in the Offering Memorandum under the heading “The Exchange Offer—Withdrawal of Tender.”
The Holder acknowledges that the New Notes will be held in book entry form as described in the Offering Memorandum.

If you have questions on how to complete the Letter of Instruction, you may call U.S. Bank National Association, Inc., the Exchange Agent, toll free at 800-934-6802.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer
1.    Delivery of Letter of Instruction. A properly completed and duly executed Letter of Instruction or facsimile thereof, and any other documents required by this Letter of Instruction should be transmitted to the Exchange Agent at the appropriate address set forth herein and must be received by the Exchange Agent prior to 5:00 p.m. New York City time on [●], 2018 or the latest time and date to which the Exchange Offer may be extended (the “Expiration Time”).
2.    Method of Delivery of Letter of Instruction and Certificates. The method of delivery of this Letter of Instruction and any other required documents is at the option and risk of the Holder but the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.
3.    No Conditional Tenders. The Company is not obligated to accept any alternative, conditional, irregular or contingent tenders.
4.    Inadequate Space. If the space provided in the boxes entitled “Instruction to Tender Old Notes” of this Letter of Instruction is inadequate, the aggregate principal amount of the Old Notes to be tendered should be listed on a separate signed schedule to be affixed hereto.
5.    Partial Tenders. Issuance of New Notes in exchange for Old Notes will be made only against delivery of tendered Old Notes as described herein. Tendered Old Notes not accepted for exchange by the Company will be retained for the account of the tendering holder of such Old Notes.
6.    Denominations. The New Notes will be issued only in denominations of $100 and any integral multiple thereof. Old Notes can only be tendered in denominations of $100.
7.    Signatures on Letter of Instruction. If this Letter of Instruction is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the Old Notes without any alteration, enlargement or any change whatsoever.
If the holder of the Old Notes tendered hereby are registered in the records of the Exchange Agent in the names of two or more joint owners, all such owners must sign this Letter of Instruction. If any tendered Old Notes are registered in different names, it will be necessary to complete, sign and submit as many Letters of Instruction as there are different such registrations.
If this Letter of Instruction is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company and Exchange Agent of their authority so to act must be submitted.
If the Old Notes are held through a financial intermediary custodial account, the custodian of record must also sign in its authorized capacity.
8.    Transfer Taxes. The Company will pay any transfer taxes applicable to the transfer of the Old Notes to it or its order pursuant to the Exchange Offer. If for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, a transfer tax is imposed, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes due will be billed directly to such tendering Holder.
9.    Waiver of Conditions. The Company reserves the absolute right to waive any of the specified conditions in the Exchange Offer in the case of any Old Notes tendered.
10.    Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offering Memorandum and the Letter of Instruction may be directed to the Exchange Agent at (800) 761-6521 or to your broker, dealer, commercial bank or trust company.
11.    Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Old Notes (i) determined by it not to be in proper form or (ii) the acceptance of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer, in whole or in part, or any defect or irregularity in tender of any particular Old Notes or Holder, and the Company's interpretations of the terms and conditions of the Exchange Offer (including these instructions) shall be final and binding. The Company is not required to make uniform determinations in all cases. No tender of Old Notes will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Company shall determine. The Company may delegate any such powers to the Exchange Agent.
12.    Form W-9. Each Holder surrendering Old Notes for tender is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on an appropriate IRS Form W-9 (form attached), or an appropriate IRS Form W-8, if applicable. If the Old Notes are held through a financial intermediary custodial account, the custodian of record must complete the IRS Form W-9 or W-8, as applicable, to provide the Exchange Agent with such custodian’s TIN.

Form **W-9**
(Rev. November 2017)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 11-2017)